                                                                    Exhibit 21.1

                                  SUBSIDIARIES
                         WARREN FIVE CENTS SAVINGS BANK
                               DECEMBER 31, 1997

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                             WARREN BANCORP, INC.
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                         WARREN FIVE CENTS SAVINGS BANK
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      NORTHBANK     NORTHBANK    HANNAH           WARREN          PEABODY
      FINANCIAL      REALTY,    BROKERAGE       SECURITIES       COMMUNITY
     CORPORATION      INC.     SERVICE, INC.  CORPORATION II    DEVELOPMENT
                                (inactive                          CORP.
                                 7/22/94)
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Warren Bancorp, Inc. owns 100% of Warren Five Cents Savings Bank

Warren Five Cents Savings Bank owns 100% of all subsidiaries